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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

The Members
Alaska Tanker Company, LLC:

We consent to the incorporation by reference in the Registration Statement No. 333-147290 on Form S-8 of OSG America L.P. of our report dated February 25, 2009, with respect to the balance sheets of Alaska Tanker Company, LLC as of December 31, 2008 and 2007, and the related statements of operations, members' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2008, included herein.

As discussed in note 8 to the financial statements, the Company adopted the recognition and disclosure provisions and the measurement provisions of Statement of Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R), as of December 31, 2007.

/s/ KPMG LLP

Portland, Oregon
March 6, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITOR